UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2006

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-2323	The Cleveland Electric Illuminating Company	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 11, 2006, The Cleveland Electric Illuminating Company (Company) issued and sold $300 million in aggregate principal amount of 5.95% Senior Notes due 2036 (Senior Notes) pursuant to an underwriting agreement, dated December 4, 2006, with Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters identified therein. The Senior Notes are registered under the Company’s shelf registration statement on Form S-3 (Registration No. 333-138101).

The Senior Notes were issued under the Indenture, dated as of December 1, 2003, between the Company and The Bank of the New York Trust Company, N.A., as successor trustee to JPMorgan Chase Bank. Interest on the Senior Notes will be payable semiannually on June 15 and December 15 of each year, beginning June 15, 2007, and at maturity on December 15, 2036.

The Company will use all of the net proceeds of approximately $295.1 million to fund a portion of a proposed repurchase of up to approximately $300 million of the Company’s common stock from its parent, FirstEnergy Corp.

The Officer’s Certificate establishing the terms of the Senior Notes, including the form of Senior Notes, is filed as Exhibit 4, and the underwriting agreement is filed as Exhibit 1 to this Form 8-K, and each document is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
1

Underwriting Agreement, dated as of December 4, 2006, among The Cleveland Electric Illuminating Company and Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters named in Schedule I to the Underwriting Agreement.

4	Officer’s Certificate (including the form of 5.95% Senior Notes due 2036), dated as of December 11, 2006.
5.1	Opinion of Gary Benz, Esq.
5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP
23.1	Consent of Gary D. Benz, Esq. (contained in Exhibit 5.1 hereto)
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.2 hereto)

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry; economic or weather conditions affecting future sales and margins; changes in markets for energy services; changing energy and commodity market prices; the registrant’s ability to continue to collect transition and other charges; maintenance costs being higher than anticipated; legislative and regulatory changes (including revised environmental requirements); the repeal of the Public Utility Holding Company Act of 1935, and the legal and regulatory changes resulting form the implementation of the Energy Policy Act of 2005; adverse regulatory or legal decisions and the outcomes of governmental investigations and oversight; the registrant’s inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce factors); the anticipated benefits from the registrant’s voluntary pension plan contributions; the registrant’s ability to experience growth in the distribution business; the registrant’s ability to access the public securities and other capital markets and the cost of such capital; the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outages; the outcome of future competitive bid processes under the Ohio Rate Stabilization Plan; circumstances which may lead management to use any portion of the net proceeds from the sale of the Senior Notes issued December 11, 2006 for purposes other than as currently contemplated; the risks and other factors discussed from time to time in the registrant’s filings with the Securities and Exchange Commission filings; and other similar factors. The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 12, 2006

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller